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                                                                      EXHIBIT 11

                             NEUBERGER BERMAN INC.
                                AND SUBSIDIARIES

                   COMPUTATION OF NET INCOME PER COMMON SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                               FOR THE THREE
                                                                  MONTHS
                                                              ENDED MARCH 31,
                                                            -------------------
                                                              2000       1999
                                                            --------   --------
Total average common stock used for earnings per share
  computation--basic and diluted..........................   49,476     42,727
                                                            -------    -------
Net income................................................  $40,241    $71,800
                                                            -------    -------
Net income per common share--basic and diluted............  $  0.81    $  1.68
                                                            -------    -------
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